CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use, in the registration statement on Form SB-2 of Network Installation Corporation, of our report dated July 1, 2003 on our audits of the financial statements of Network Installation Corporation as of December 31, 2002 and 2001, and the results of its operations and cash flows for the two years then ended, and the reference to us under the caption "Experts".



/S/  Kabani  &  Company,  Inc.
-----------------------------
Kabani  &  Company,  Inc.
Fountain  Valley,  California

February  9,  2004